Exhibit 99.2

AMENDMENT TO MASTER LEASE
AND TERMINATION OF GUARANTY
THIS AMENDMENT TO MASTER LEASE AND TERMINATION OF GUARANTY (this “Amendment”) is made as of November 5, 2018 (the “Execution Date”), by and among (i) NHI-REIT OF NEXT HOUSE, LLC, a Delaware limited liability company, MYRTLE BEACH RETIREMENT RESIDENCE LLC, an Oregon limited liability company, and VOORHEES RETIREMENT RESIDENCE LLC, an Oregon limited liability company (collectively, “Landlord”), (ii) NH MASTER TENANT LLC, a Delaware limited liability company (“Tenant”), and (iii) HOLIDAY AL HOLDINGS LP, a Delaware limited partnership (“Guarantor”).
W I T N E S S E T H:
WHEREAS, Landlord and Tenant are parties to that certain Master Lease dated as of December 23, 2013 (the “Lease”), which Lease currently covers twenty-five (25) separate independent living facilities, as more particularly described therein;
WHEREAS, pursuant to the terms of that certain Guaranty of Lease dated as of December 23, 2013, made by Guarantor in favor of Landlord (the “Guaranty”), Guarantor has guaranteed the obligations of Tenant under the Lease, as more particularly described therein; and
WHEREAS, Landlord, Tenant and Guarantor desire to terminate the Guaranty, amend the Lease and make certain other agreements in connection with the Lease, all as more particularly set forth herein.
NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Definitions. All capitalized terms used and not defined in this Amendment shall have the respective meanings assigned to them in the Lease.
2.    Lease Definitions.
(a)    Section 1 of the Lease is hereby amended by adding the following definitions:
“Credit Worthy Entity” means a either a Proposed Transferee or a proposed replacement Manager, as context dictates, that has (i) an Adjusted Net Worth equal to or greater than the Adjusted Net Worth of the Tenant or Manager (as applicable) immediately prior to any Transfer or replacement, and (ii) liquidity (i.e., cash, cash equivalents and amounts available to be drawn under letters of credit and lines of credit) equal to or greater than the liquidity of the Tenant or Manager (as applicable) immediately prior to such Transfer or replacement.
“Qualified Manager” shall mean an entity (A) having one or more Senior Management Members who have been engaged in the business of operation or management of similarly situated facilities as the Facilities for at least three (3) years, (B) that, in Landlord’s reasonable opinion, has a favorable business and operational (including quality of care) reputation and character in the industry and (C) that, based on Tenant’s background check (as performed by a nationally-recognized, reputable firm such as, by way of example only, Kroll), (i) has no Senior Management Members who have been convicted of, or made a guilty plea to, a felony or any crime of moral turpitude and (ii) has not been found directly responsible for any material adverse administrative order concerning the care of seniors.
“Senior Management Members” of an entity means such entity’s chief executive officer, chief financial officer, chief operating officer and general counsel.

(b)    The definition of “Term” in Article 1 of the Lease is hereby deleted and replaced with the following:
“Term” shall mean the period commencing on the Commencement Date and, unless terminated earlier in accordance with the provisions of this Lease, expiring on December 31, 2035.
3.    Consideration.
(a)    In consideration of Landlord’s agreeing to enter into this Amendment and to terminate the Guaranty pursuant to the terms of this Amendment, Guarantor shall pay or convey to Landlord consideration in an amount equal to $55,125,000.00 (the “Consideration”) as follows:
(i)    Subject to Section 3(a)(iii) of this Amendment, Landlord and Guarantor hereby agree to enter into good faith discussions to (1) designate, subject to completion of Landlord’s due diligence, one or more New Facilities (as defined below) by November 15, 2018 and (2) designate one or more New Facilities, without being subject to any Landlord due diligence, by November 30, 2018.
(ii)    Subject to Section 3(a)(iii) of this Amendment, on the Payment Date (as defined below), Guarantor shall cause the applicable subsidiary/ies of Guarantor to convey to Landlord fee ownership of any New Facilities (x) pursuant to documentation consistent in all material respects with the Purchase Agreement and (y) free and clear of all liens other than Permitted Liens (as defined below). From and after any date on which any New Facility shall be conveyed to Landlord, each such New Facility shall be a Facility for all purposes under the Lease and the Lease shall be deemed amended to include such New Facility as a Facility without the need for the parties to enter into any further amendment. If the agreed fair market value of the New Facilities (after deducting the amount of any assumed mortgage debt (i.e., the sum of the then-outstanding principal balance, accrued interest, fees and any other amounts due thereunder, as confirmed in writing by the mortgage lender)) (x) exceeds the amount to be paid to Landlord as the Consideration, then on the Payment Date, Landlord shall pay to Guarantor or Guarantor’s designee, in immediately available funds, an amount equal to such excess or (y) is less than the amount to be paid to Landlord as the Consideration, then on the Payment Date Guarantor shall pay to Landlord, in immediately available funds, the amount of such deficiency (which payment shall constitute Additional Charges); or

(iii)    In the event the parties have not designated any New Facilities by November 30, 2018, then Guarantor shall pay to Landlord $55,125,000.00 in immediately available funds on the Payment Date (time being of the essence), which payment shall constitute Additional Charges.
(b)    In addition to any Consideration paid or conveyed to Landlord pursuant to Section 3(a) of this Amendment, Tenant shall promptly pay or reimburse Landlord for all actual, reasonable, out-of-pocket costs and expenses incurred by Landlord arising out of (i) the conveyance of any New Facilities, including without limitation attorneys’ fees and costs, title insurance premiums, survey costs, lender fees, the costs of Landlord’s environmental and engineering assessments, and any transfer or recordation taxes or fees (the costs and expenses under this clause (i), collectively, “Conveyance Expenses”) and (ii) the negotiation and execution of this Amendment, including without limitation attorneys’ fees and costs but excluding the Conveyance Expenses (the costs and expenses under this clause (ii), collectively, the “Restructuring Expenses”); provided, however, that Tenant shall only reimburse Landlord for Restructuring Expenses up to $450,000.00 in the aggregate. The payment of the Conveyance Expenses and Restructuring Expenses due hereunder shall be delivered by Guarantor to Landlord at the time of the conveyance of the Consideration (time being of the essence), and shall be made in immediately available funds, provided that the Conveyance Expenses and Restructuring Expenses shall be payable only if Landlord has provided Tenant with reasonably satisfactory documentation with respect thereto.
(c)    As used herein, (i) “New Facilities“ shall mean one or more facilities currently owned by subsidiaries of Guarantor that are selected by Guarantor and Landlord in the sole discretion of each, provided that when any such facility is jointly selected, Guarantor and Landlord shall agree on (1) the fair market value of such facility, (2) the Allocated Facility Rent for such facility, (3) whether or not such facility shall be conveyed to Landlord subject to existing mortgage debt and (4) what liens such facility shall be conveyed subject to (the “Permitted Liens“) and (ii) the “Payment Date“ shall mean January 15, 2019, provided, however that so long as Guarantor is using commercially reasonable efforts to be able to convey any New Facilities in accordance with the provisions hereof, and to obtain the funds necessary to pay any cash portion of the Consideration, as soon as reasonably possible, Tenant shall have the right, by written notice to Landlord, to postpone the Payment Date one or more times, but not to any date later than February 28, 2019 (except to the extent, if any, that postponement beyond February 28, 2019 is reasonably necessary in order to obtain required regulatory approvals in connection with either the conveyance of the New Facilities or the financing of any facilities owned by subsidiaries of Guarantor in order to obtain funds for the cash portion of the Consideration, provided however, in no event shall the Payment Date be later than April 30, 2019).
4.    Guaranty.
(a)    Upon the satisfaction of the “Guaranty Release Conditions (as defined below), the Guaranty shall be immediately and automatically terminated. The “Guaranty Release Conditions” are:
(i)    Landlord has received the entire Consideration, the Restructuring Expenses and the Conveyance Expenses;

(ii)    Landlord has received evidence, reasonably satisfactory to Landlord, that the Manager Equity Contribution (as defined below) has been fully funded;
(iii)    Landlord has received evidence, reasonably satisfactory to Landlord, that the Credit Enhancement (as defined below) has been deposited into the Escrow Account (as defined below) with the Escrow Agent (as defined below), and the parties thereto have executed the Escrow Agreement (as defined below;
(iv)    (1) Ninety-one (91) calendar days have passed since the latest date of Landlord’s receipt of the items identified in Section 4(a)(i), 4(a)(ii) and 4(a)(iii) of this Amendment (the “Satisfaction Date”) and no Event of Bankruptcy (defined below) shall have occurred; or (2) if prior to the Satisfaction Date (x) the Guarantor shall have filed a voluntary petition under the provisions of the Bankruptcy Code or under the insolvency, bankruptcy, reorganization or other similar laws of any state (the “Insolvency Laws”), (y) the Guarantor shall  be subject to an involuntary petition against Guarantor as the subject debtor under the Bankruptcy Code or Insolvency Laws; or (z) Guarantor shall have made or consented to an assignment for the benefit of creditors or a composition of creditors (any of the events in clause (x), (y) and (z) with respect to the Guarantor constituting an “Event of Bankruptcy”), then the occurrence of the calendar day immediately following the date on which an order of a court of competent jurisdiction (which may be a stipulated order, confirmation order or otherwise), by virtue of which all claims asserted by the Landlord against the Guarantor under the Guaranty shall have been allowed or disallowed, having become a Final Order. For purposes of this Section 4(a)(iv), “Final Order” shall mean an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case of Guarantor or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing has been denied or resulted in no modification of such order; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.
(b)    As of the Execution Date, the Guaranty and Lease are hereby amended as follows:

(i)    Clause 2(c)(i) of the Guaranty is hereby amended to replace the reference to “Section 9” with “Section 9(d) or Section 9(e)”;
(ii)    Clause 2(c)(ii) of the Guaranty is hereby deleted in its entirety;
(iii)    Sections 9(a), (b) and (c) of the Guaranty are hereby deleted in their entirety;
(iv)    Section 10 of the Guaranty is hereby deleted in its entirety; and
(v)    All references to Guarantor in Sections 17.1 (d), (e), and (f) of the Lease are hereby deleted.
(c)    Upon Landlord’s receipt of the items identified in 4(a)(i), 4(a)(ii) and 4(a)(iii) of this Amendment, the Lease shall be automatically and immediately amended as follows:
(i)    Section 21.3 is hereby amended by deleting the references to the “Guarantor” therefrom.
(d)    Upon satisfaction of the Guaranty Release Conditions, the Lease shall be automatically and immediately amended as follows:
(i)    The definition of “Applicable Transfer Conditions” in Article 1 of the Lease is hereby amended by deleting the reference to “Guarantor” in clause (g) thereof.
(ii)    The definition of “Proposed Transferee” in Article 1 of the Lease is hereby amended by deleting the reference to “Guarantor” therefrom.
(iii)    Section 11.2 of the Lease is hereby amended by (x) deleting clause (c) therefrom and (y) deleting the words “Guarantor and” and the words “and their” from clause (e) thereof.
(iv)    Section 17.1 of the Lease is hereby amended by (x) deleting subparagraphs (k) and (l) therefrom and (y) deleting all references to the Guarantor and/or the Guaranty therefrom.
(v)    Sections 21.6, 21.7(c) and 21.7(d) of the Lease are hereby amended by deleting the references to the “Guarantor” therefrom.
(vi)    Section 25.20 and Section 25.21 of the Lease are hereby amended by deleting all references to the “Guarantor” therefrom.
(vii)    Article 26 of the Lease is hereby amended by deleting all references to “the Guarantor” and/or “the Guaranty” therefrom.

(viii)    Section 28.1(d) of the Lease is hereby deleted.
(ix)    Schedule 25.24 of the Lease is hereby amended by deleting therefrom the reference to “(except insofar as it is a Guarantor hereunder)”.
(x)    The text of Exhibit G of the Lease is hereby deleted and replaced with the words “Intentionally Omitted” (except that the definition of “Publicly Traded Company” in such Exhibit G shall deemed incorporated into this Lease for the purposes of Section 27.2(c) of this Lease).
(e)    Notwithstanding the automatic and immediate termination of the Guaranty pursuant to Section 4(a) above and the automatic and immediate amendment of the Lease and/or Guaranty pursuant to Sections 4(b), 4(c) and 4(d) above, promptly after the written request of either party given to the other party after the applicable conditions have been satisfied, the parties shall enter into a written confirmation (which written confirmation shall be reasonably acceptable to each of the parties, in form and substance) that the Guaranty has been terminated or amended (as the case may be) and the Lease has been so amended (but such written confirmation shall not be required for the effectiveness of the termination of the Guaranty pursuant to Section 4(a) above and/or the amendment of the Lease and/or Guaranty pursuant to Section 4(b), 4(c) or 4(d) above, upon satisfaction of the applicable conditions).
5.    Base Rent.
(a)    Section 4.1 of the Lease is hereby amended such that the third (3rd) sentence thereof is hereby deleted and replaced with the following:
“For the period from and after January 1, 2018 through and including December 31, 2018, annual Base Rent shall be equal to $37,695,027.96. For the period from and after January 1, 2019 through and including October 31, 2020, annual Base Rent shall be equal to the sum of $31,500,000, plus the Allocated Facility Rent for any New Facility (provided that the annual Base Rent for such New Facility shall be reduced on a daily prorata basis for any days for which such New Facility was not a Facility). Effective November 1, 2020 and each November 1 thereafter during the Term (the year in which the applicable November 1 occurs, the “Applicable Year”), annual Base Rent shall increase to an amount equal to the following:

(a)	the annual Base Rent prevailing on the day immediately preceding the date of such increase, as increased by a percentage equal to:

(b)
the greater of (x) two percent (2%) and (y) the lesser of (A) forty-five percent (45%) of the percentage increase, if any, by which (1) aggregate revenue from the Facilities covered by the Lease as of November 1 of the Applicable Year for the twelve (12) month period ending September 30 of the

Applicable Year exceeds (2) aggregate revenue from such Facilities for the twelve (12) month period immediately prior to the twelve (12) month period described in the foregoing clause (1), in each case as shown on the statements delivered by Tenant to Landlord pursuant to Section 22.2(b) hereof and (B) three percent (3%) (such percentage being the “Lease Adjustment”).”

(b)    In the event Landlord has not received the full amount of the Consideration by January 15, 2019, then Tenant shall pay to Landlord a Consideration Late Fee (as defined below) for each day (or portion thereof) after January 15, 2019 for which Landlord has not received the entire Consideration. The Consideration Late Fee as calculated with respect to any month (or partial month) shall be paid as a part of Base Rent for the subsequent calendar month. The “Consideration Late Fee” shall be a payment computed daily at a rate of seven percent (7%) per annum of the daily outstanding amount of the Consideration not yet received by Landlord.
(c)    For avoidance of doubt, the parties acknowledge that Base Rent may be further modified pursuant to other provisions of the Lease, including without limitation, Sections 6.2, 7.8(c) (as added to the Lease by this Amendment), 15.2(c) and 15.3 of the Lease and/or pursuant to Section 13 of this Amendment.
(d)    Notwithstanding anything to the contrary in the Lease or this Amendment, on November 1, 2019, Tenant shall, in addition to its other obligations contained in Section 22.2, deliver or cause to be delivered to Landlord all reports required under Sections 22.2(a) and 22.2(b) of the Lease for any New Facility for the immediately preceding two Fiscal Years of Tenant. For the avoidance of doubt, Landlord shall retain all audit rights specified in Section 22.2(b) of the Lease for all items delivered pursuant to this Section 5(c), including for any period prior to the time that any New Facility was a Facility.
(e)    Schedule 1.1 of the Lease (Allocated Facility Rent) is hereby deleted and replaced with Exhibit A attached hereto, which Exhibit A shall be automatically updated to include the Allocated Facility Rent for any New Facility, if and when such New Facility is a Facility. Tenant and Landlord agree to reasonably cooperate to update Schedule 1.1 of the Lease (Allocated Facility Rent) as either party may require from time to time, including to reflect the sale of any Facility made pursuant to Section 12 of this Amendment or otherwise. Notwithstanding anything to the contrary in the Lease, any further changes to such Schedule 1.1 may be made from time to time by written confirmation of both Landlord and Tenant, without the need for a further amendment to the Lease.
6.    Security Deposit.
(a)    Subject to Section 6(b) of this Amendment, Section 4.2 of the Lease shall be amended to delete therefrom the dollar figure “$21,275,000” and replace the same with “$10,637,500”.

(b)    Landlord and Tenant hereby agree that the reduction in the Security Deposit pursuant to Section 6(a) of this Amendment shall be effectuated by (i) Landlord releasing to itself $10,637,500 of the Security Deposit that was deposited with Landlord (which may, at Landlord’s option, be released in more than one installments), and (ii) Landlord providing written notice of such release to Tenant (which written notice may be delivered by email). Such released funds may be used by Landlord in any manner Landlord elects and shall no longer be a part of the Security Deposit. Such release by Landlord shall be in partial consideration of Landlord’s agreeing to enter into this Amendment and to consummate the transactions contemplated hereby. Failure of Landlord to release funds pursuant to this Section 6 shall not constitute an Event of Default or breach by either Landlord or Tenant.
(c)    Notwithstanding anything to the contrary in the Lease or elsewhere, in the event any Facility is sold by Landlord pursuant to Section 12 of this Amendment (but not in connection with the execution of a Severed Lease pursuant to Article 28 of the Lease), the amount of the Security Deposit then being held by Landlord shall not be diminished as a result of such sale and Tenant shall not be entitled to the remittance of any portion of the Security Deposit as a result of such sale.
7.    Capital Expenditures.
(a)    Section 7.1(a) of the Lease is hereby amended to delete therefrom the reference to “January 1, 2014” and replace the same with “January 1, 2019”. Schedule 7.1(a) of the Lease is hereby deleted in its entirety and replaced with Schedule 7.1(a), attached hereto.
(b)    Section 7.1(b) of the Lease is hereby amended to delete therefrom the reference to “$1,000 per unit” and replace the same with “$1,200 per unit”.
(c)    A new Section 7.8 is hereby added to the Lease, as follows:
“7.8    Landlord’s Capex Investment.
(a)    Tenant may request from Landlord, and Landlord agrees to make available to Tenant subject to the terms and conditions of this Section 7.8 and so long as (i) there is no Event of Default outstanding and (ii) Tenant has otherwise complied its requirements under this Section 7 (whether or not any failure to comply has created an Event of Default), up to Five Million Dollars ($5,000,000) in the aggregate (“Landlord’s Capex Investment”) for the additional improvements to the Facilities to be reasonably agreed upon between Tenant and Landlord (the “Facility Improvements”). Landlord’s Capex Investment shall be disbursed by Landlord in accordance with the provisions of Section 7.8(b). On or prior to the date sixty (60) calendar days prior to the date on which Tenant proposes to commence any Facility Improvement, Landlord and Tenant shall mutually and reasonably agree in writing on a detailed description and estimated costs and timing of such Facility Improvements. Tenant shall be eligible to request Facility Improvement Funds until December 31, 2023 (the “Outside Completion Date”) after which time the commitment by Landlord to fund the Facility Improvements shall cease. The Outside

Completion Date may be extended in writing in Landlord’s sole discretion so long as reasonable efforts have been made to complete the Improvements. To the extent the cost of the agreed upon Facility Improvements exceed the amount of the Facility Improvement Funds, Tenant shall be solely responsible for such excess costs. Any Facility Improvements shall be completed in the same manner and subject to the same conditions as otherwise set forth in Section 7, including without limitation the requirements set forth in the second to last sentence of Section 7.4.
(b)    Whenever Tenant desires to request a disbursement of Landlord’s Capex Investment, an officer of Tenant shall deliver to Landlord the following: (i) a written request that Landlord make a disbursement of a stated amount (the “Requested Facility Improvement Funds Amount”), and (ii) invoices dated on or after the Execution Date for which Tenant is seeking reimbursement (or direct payment to the contractor or other vendor) in the amount of the Requested Facility Improvement Funds Amount, along with such other certifications and documentation as Landlord shall reasonably require (including, without limitation, lien waivers (partial or final, as the case may be) and/or (in the case of completed projects) a certificate of completion from the general contractor to evidence the performance (and, in the case of completed projects, completion) in a good and workmanlike and lien free manner of the Facility Improvements for which Tenant is seeking reimbursement or direct payment (the “Release Documentation”). All Release Documentation shall be subject to Landlord’s review and approval, not to be unreasonably withheld, delayed or conditioned. Landlord shall, within fifteen (15) days of receipt of the Release Documentation, either (i) approve the Release Documentation as submitted to Landlord or (ii) deliver to Tenant a written explanation (in reasonable detail) of the basis for Landlord’s disapproval of the Release Documentation submitted to Landlord or any part thereof and, if applicable, a statement of the costs set forth in such Release Documentation that Landlord approves as being reimbursable or approved for payment from the Landlord’s Capex Investment. Tenant may make repeated requests for payment from the Landlord’s Capex Investment in accordance with this Section 7.8(b), but not more frequently than once per calendar month.
(c)     Upon any date on which Landlord has released any Landlord’s Capex Investment, (i) annual Base Rent shall automatically increase by an amount equal to seven percent (7%) of such Landlord’s Capex Investment multiplied by a percentage equal to 100% plus the sum of the percentages of all Lease Adjustments made between the Execution Date and the time of the release of such Landlord’s Capex Investment, and (ii) the Allocated Facility Rent for each Facility in which such Landlord’s Capex Investment was made shall be increased by an amount equal to seven percent (7%) of such Landlord’s Capex Investment multiplied by a percentage equal to 100% plus the sum of the percentages of all Lease Adjustments made between the Execution Date and the time of the release of such Landlord’s Capex Investment made in such Facility (such amounts being collectively referred to herein as the “Facility Improvement Funds Rent”).

(d)    As to each Facility for which Facility Improvements are being undertaken by Tenant, upon completion of the applicable Facility Improvements or if earlier, the Outside Completion Date, Landlord and Tenant shall confirm in writing the aggregate amount of Landlord’s Capex Investment and, accordingly, the total amount of Facility Improvement Funds Rent.
(e)    The Facility Improvement Funds Rent then being paid hereunder shall increase on each November 1 during the Term along with the Base Rent pursuant to Section 4.1, regardless of when the Facility Improvement Funds were funded.
(f)    Amounts constituting Landlord’s Capex Investment shall not (i) be counted toward Tenant’s obligations in Section 7.1 or 7.2 of the Lease or (ii) be counted toward the $500,000 cost referenced in Section 7.4 of the Lease.”
8.    Credit Enhancement.
(a)    On or before January 1, 2019, Guarantor shall cause Tenant’s sole member to make an equity contribution in Tenant in the amount of $5,000,000 (the “Credit Enhancement”), which equity contribution shall be effectuated by such sole member’s forwarding the amount of the Credit Enhancement to an interest-bearing escrow account (the “Escrow Account”) to be held in Landlord’s name and maintained by an escrow agent selected by Landlord (subject to Tenant’s approval, not to be unreasonably withheld, delayed or conditioned) (the “Escrow Agent”) pursuant to a reasonable and customary escrow agreement reflecting the provisions of Section 8(b) of this Amendment (the “Escrow Agreement”).
(b)    The Escrow Agreement shall provide (inter alia) that:
(i)    If a Senior Management Member of Tenant gives written notice to Landlord and Escrow Agent that Tenant is unable to make any monthly payment of Base Rent with available cash derived from the Facilities (taking into account assumed working capital needs of $1,000,000.00), which notice specifies the amount of the expected Base Rent deficiency and includes the latest available balance sheet and income statement certified as accurate by at least one member of Tenant’s Senior Management Team (or other documentation reasonably acceptable to Landlord) and a written statement, certified by at least one member of Tenant’s Senior Management Team, that Tenant does not have the funds (taking into account assumed working capital needs of $1,000,000.00) to make such monthly payment of Base Rent, and which notice is given at least three (3) business days prior to the applicable Base Rent due date, which due date shall not include the grace period identified in Section 4.3 of the Lease, then (1) Escrow Agent shall disburse to Landlord from the Escrow Account the amount of such deficiency and (2) Tenant shall be deemed to have paid such deficiency amount to Landlord on time (regardless of whether Escrow Agent timely disburses such amount).
(ii)    Tenant shall have the right, upon written notice to Escrow Agent from time to time, to direct that funds in the Escrow Account be disbursed to fund Capital Expenditures in excess of the then-applicable Minimum Facility Capex Amount or then-applicable Cumulative Minimum Portfolio Capex Target Amount that have been approved in advance by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, provided Landlord and Tenant agree it shall not be unreasonable for Landlord to withhold consent until the Guaranty Release Conditions have been satisfied.
(iii)    Tenant shall have the right, upon written notice to Escrow Agent from time to time, to direct that funds in the Escrow Account be disbursed to fund the Shortfall Deposit pursuant to the last paragraph of Section 11.3 of the Lease, as amended by Section 9 of this Amendment.
(iv)    Tenant shall have the right, upon written notice to Escrow Agent from time to time (but only from and after January 1, 2021) to direct that funds in the Escrow Account be disbursed to Tenant’s direct and/or indirect members, provided that (x) such disbursements under this clause (iv) are limited to $1,666,666.66 per calendar year ($5,000,000 in the aggregate) and (y) at the time of any such disbursement under this clause (iv), (A) after giving effect to such disbursement, Tenant has liquidity (i.e., cash (including cash in the Escrow Account), cash equivalents and amounts available to be drawn under letters of credit and lines of credit) of at least $1,000,000 and (B) the Lease Coverage Ratio as of the last day of the last full calendar year is equal to at least 1.10 to 1.00.
(v)    Promptly after the expiration of the Lease, the Escrow Agent shall, refund any remaining funds in the Escrow Account to Tenant or Tenant’s designee.
9.    Lease Coverage Ratio.
(a)    Section 11.3 of the Lease is hereby amended by deleting clauses (a), (b), (c) and (d) therefrom and replacing the same with the following: “From and after the quarter ending December 31, 2020, the Facilities shall have a Lease Coverage Ratio of not less than 1.00 to 1.00.”
(b)    Landlord and Tenant agree that Tenant’s rights pursuant to the last paragraph of Section 11.3 of the Lease to provide the Shortfall Deposit to Landlord may be exercised at any time after the Guaranty Release Conditions have been satisfied, by causing the applicable funds to be disbursed from the Escrow Account in accordance with Section 8 of this Amendment.
10.    Change of Control in Tenant and Manager.
(a)    The definition of “Applicable Transfer Conditions” in Article 1 of the Lease is hereby amended by amending and restating clause (h) thereof in its entirety, and adding a new clause (i), as follows:
“(h)    Tenant shall provide to Landlord a certificate provided by an independent accounting firm (or other documentation reasonably acceptable to Landlord) demonstrating that, after giving effect to the proposed transaction, Tenant (or, if the Transfer is pursuant to Section 21.7(b) hereof, the Proposed Transferee) shall be a Credit Worthy Entity; and

(i)    Tenant or the Proposed Transferee (as applicable) agrees to ratify or assume (as the case may be), or cause the Subtenants to ratify, Tenant’s (or Subtenants’, as applicable) obligations under the respective management agreement with Manager.”
(b)    Section 21.3 of the Lease is hereby amended by adding the following at the end thereof:
“Notwithstanding anything contained in this Lease, (A) no change in Control of Tenant or Manager shall be deemed to have occurred if Manager assigns its obligations under the Management Agreement to FHC Property Management LLC (“Blue Harbor”), provided that (i) Manager or Tenant provides at least ten (10) days’ prior written notice thereof to Landlord, (ii) FIG (as defined below) Controls Blue Harbor, (iii) the Senior Management Team of Blue Harbor is substantially the same as that which exists as of the Execution Date, and (iv) Blue Harbor is Credit Worthy Entity, and (B) any direct or indirect transfer or assignment of ownership interests in Tenant or Manager shall not constitute a change in Control of Tenant or Manager if, after the applicable transfer or assignment, (1) Tenant provides prompt written notice to Landlord of such transfer or assignment (which notice shall include a certification by a Senior Management Member of Tenant that the Adjusted Net Worth and liquidity of Tenant or Manager (as applicable) were not reduced as a result of such transfer or assignment), (2) either (i) FIG shall manage, directly or indirectly pursuant to a management and advisory agreement, Tenant or Manager (as the case may be) or (ii) Tenant or Manager (as the case may be) is Controlled, directly or indirectly, by Fortress Investment Group LLC or any Fortress Managed Fund, (3) in the case of Tenant only, Guarantor shall remain a 100% direct or indirect owner of Tenant, (4) Tenant or Manager pays all actual and reasonable out of pocket reasonable fees, costs, and expenses incurred by Landlord in connection with the proposed transaction, including, without limitation, all reasonable legal (for outside counsel) and accounting fees whether or not the transaction is actually consummated and (5) such transfer or assignment shall not otherwise constitute nor cause an Event of Default under the Lease. As used herein, “FIG” shall mean FIG LLC or any other subsidiary of Fortress Investment Group LLC that is majority owned directly or indirectly and Controlled directly or indirectly by Fortress Investment Group LLC or its principals and “Fortress Managed Fund“ shall mean an investment fund that is managed by FIG.
(c)    Section 21.6 of the Lease is hereby amended by deleting the third (3rd) sentence thereof and replacing such sentence with the following:
“Except as explicitly permitted in Section 21.3 of the Lease, Tenant agrees that it will not enter into any other management agreement (or similar arrangement) under which the right to manage the operations of the Facility is granted to a third party, or permit any change of Control of any Manager, without the prior written consent of Landlord (not to be unreasonably withheld or delayed, Landlord and Tenant agreeing it shall not be unreasonable for Landlord to withhold consent until the Guaranty Release Conditions have been satisfied); provided, however, at any time after the Guaranty Release Conditions have been satisfied, that Landlord shall have no right to withhold consent if Tenant provides to Landlord (i) at least ten (10) business days’ notice of such Transfer, and (ii) a certificate provided by an independent accounting firm (or other documentation reasonably acceptable to Landlord) demonstrating that the proposed replacement Manager (or the Manager after the change of Control) is a Credit Worthy Entity). Tenant hereby covenants and agrees that the Facilities shall always be operated, whether by Tenant, one or more Subtenants and/or one or more managers, only by Persons who are Qualified Managers.”
(d)    Landlord acknowledges that, as of the Execution Date, Manager is a Qualified Manager.
11.    Manager Equity Contribution. Guarantor shall provide, or cause to be provided, an equity contribution to Manager of at least $6,500,000 of cash in immediately available funds by January 15, 2019 (the “Manager Equity Contribution”). Guarantor or Manager shall provide reasonably satisfactory evidence to Landlord that the Manager Equity Contribution has been made.
12.    Asset Sales. If Landlord sells one or more of the Facilities that have been identified by Landlord and Tenant in a separate written agreement, and such sale is for a purchase price not less than a minimum purchase price approved by Tenant in its sole discretion (it being understood and agreed that any approval of a minimum purchase price by Tenant shall remain valid for a period of twelve (12) months from the date on which such approval is given by Tenant) then (a) the applicable Facility shall be sold free and clear of the Lease (and therefore Article 28 of the Lease shall not apply with respect to such sale) and (b) effective immediately upon such sale, (i) annual Base Rent shall automatically be reduced by an amount equal to seven percent (7%) of the Net Proceeds (as defined below) received by Landlord in connection with such sale and (ii) the Lease shall be automatically amended to remove the applicable Facility from this Lease and to reduce Base Rent as set forth in the foregoing clause (i). Landlord and Tenant shall use their respective commercially reasonable efforts to promptly enter into a confirmatory amendment to the Lease reflecting the immediately preceding sentence, it being understood and agreed however that the applicable reduction in Base Rent and the removal of the applicable Facility be immediate and automatic, regardless of if and when such confirmatory amendment shall be entered into. As used herein, “Net Proceeds” shall mean the gross purchase price payable to Landlord in connection with the applicable sale (including amounts used to pay down mortgage debt and the amount of any mortgage debt assumed by the buyer), less (x) transfer taxes paid by Landlord in connection with such sale, (y) commissions and other amounts paid by Landlord to non-affiliated third party brokers in connection with such sale and (z) third party legal fees and any other actual, reasonable and customary out-of-pocket fees and expenses incurred by Landlord in connection with such sale.
13.    Sales Leaders. For purposes of the calculation of Net Operating Income, beginning as of January 1, 2019, the compensation (including fringe benefit costs) of Facility “sales leaders”

shall be deemed to be a Tenant operating expense, notwithstanding the terms of any subleases with Subtenants or of any management agreement with Manager.
14.    Confidentiality. Pursuant to Section 9 thereof, the Confidentiality Agreement dated July 31, 2018 by and between Guarantor and National Health Investors, Inc. (the “July 2018 Confidentiality Agreement”) is hereby terminated in all respects; provided, however, that (i) the information and documents uploaded to the data site https://holidayretirement.firmex.com/projects/76 as of 5:00 PM New York Time on the Execution Date (the “Transaction Documents”) shall be subject to Section 2 of the July 2018 Confidentiality Agreement, instead of subsections (a), (b), (c) and (d) of Section 27.2 of the Lease and (ii) each party hereto shall provide the other party with a draft of any press release proposed to be issued by such party relating to this Amendment as far ahead as reasonably practicable prior to such issuance.
15.    Time is of the Essence. Time is of the essence in each of the covenants, agreements, obligations, terms and conditions of this Amendment.
16.    Estoppels.
(a)     Landlord represents and warrants to Tenant that, to Landlord’s knowledge, Tenant is not in default in Tenant’s payment obligations under the Lease or in the performance of any other obligations of Tenant under the Lease.
(b)    Tenant represents and warrants to Landlord that, (i) to Tenant’s knowledge, Landlord is not in default in the performance of any obligations of Landlord under the Lease, and (ii) Tenant has satisfied its obligations under Section 7.1(a) of the Lease (prior to such Section 7.1(a) having been amended by this Amendment) for calendar year 2018.

17.    Restricted Landlord. The Lease is hereby amended to delete all references to “Restricted Landlord” therefrom. To effectuate such deletion, the Lease is hereby amended as follows:
(a)    Section 1 of the Lease is hereby amended by deleting the definition of “Restricted Landlord”;
(b)    Section 7.4 of the Lease is hereby amended by deleting from the second sentence therein the following phrase: “provided that Landlord is not a Restricted Landlord,”
(c)    Section 11.2 of the Lease is hereby amended by deleting the last sentence of the Section therefrom;
(d)    Section 21.2 of the Lease is hereby amended by deleting from clause (iii) in the last sentence therein the following phrase: “for as long as Landlord or any successor or assign of Landlord is not a Restricted Landlord”;

(e)    Section 22.2(f) of the Lease is hereby amended by deleting from the only sentence therein, the following phrase: “(provided Landlord is not a Restricted Landlord)”; and
(f)    Section 23(b) of the Lease is hereby amended by deleting from the first sentence thereof the following phrase: “and provided that Landlord is not a Restricted Landlord”.
18.    Miscellaneous.
(a)    Ratification and Confirmation of Lease. The terms and provisions of the Lease, as amended by this Amendment, are hereby ratified and confirmed in all respects by Landlord and Tenant. All references in the Lease to “this Lease” shall be construed to refer to the Lease as modified by this Amendment.
(b)    Entire Agreement. This Amendment supersedes all prior oral or written negotiations, understandings and agreements with respect to the subject matter hereof.
(c)    Captions. Any titles or captions contained in this Amendment are for convenience only and shall not be deemed part of the text of this Amendment.
(d)    Counterparts; Facsimile or Electronic Transmission. This Amendment may be executed in any number of multiple counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement, binding on all parties hereto. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission (including via emailed .pdf files) shall be effective as delivery of a manually executed counterpart of this Amendment.
(e)    Full Review and Advice of Counsel. All the parties hereto and their attorneys have had full opportunity to review and participate in the drafting of the final form of this Amendment. Accordingly, this Amendment shall be construed without regard to any presumption or other rule of construction against the party causing the Amendment to be drafted.
(f)    Conflict. In the event of any conflict between the Lease or the Purchase Agreement and this Amendment, this Amendment shall control.
[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
LANDLORD:
NHI-REIT OF NEXT HOUSE, LLC,
a Delaware limited liability company

By: /s/Eric Mendelsohn
Name: Eric Mendelsohn
Title: President and CEO

MYRTLE BEACH RETIREMENT RESIDENCE,
LLC, an Oregon limited liability company

By: /s/Eric Mendelsohn
Name: Eric Mendelsohn
Title: President and CEO

VOORHEES RETIREMENT RESIDENCE LLC,
an Oregon limited liability company

By: /s/Eric Mendelsohn
Name: Eric Mendelsohn
Title: President and CEO

TENANT:
NH MASTER TENANT LLC, a Delaware limited liability company

By:    /s/ Tyler Nelson
Name: Tyler Nelson
Title: CFO

GUARANTOR:

HOLIDAY AL HOLDINGS LP,
a Delaware limited partnership

By: Holiday AL Holdings GP LLC, its general partner

By:    /s/ Tyler Nelson
Name: Tyler Nelson
Title: CFO

EXHIBIT A
Allocated Facility Rent

Community	Initial Base Rent
Arbor Glen	$514,150
Bay Park	$1,550,049
Bridgecreek	$2,046,106
Chateau de Boise	$873,855
Camelot	$874,015
Fig Garden	$1,026,977
Garden Club	$1,144,209
Silver Arrow Estate	$1,173,551
Butterfield Place	$1,432,674
Hampshire	$1,145,605
Astor House	$1,313,125
Apple Blossom	$1,221,346
Mistywood	$2,213,766
Bedford	$1,735,683
Kamlu	$379,189
Orchard Park	$796,245
Riverplace	$1,041,349
River's Edge	$1,330,675
Worthington	$1,318,532
Eagle Crest	$1,710,540
Standiford Place	$1,205,866
Yardley Commons	$1,351,971
Westminster	$1,152,888
Iris Place	$2,118,343
Noveau Marc	$829,290
$31,500,000

Schedule 7.1(a)

CAPEX PER UNIT

YEAR	AMOUNT
2019	$1,500.00
2020	$3,000.00
2021	$4,500.00
2022	$5,500.00
2023 and every year thereafter for the balance of the Term
An amount equal to the Capex Per Unit amount for the immediately previous year plus the product of (a) the percentage equal to the sum of (i) 100% and (ii) the most recent Lease Adjustment and (b) the difference between (i) the Capex Per Unit amount for the immediately previous year and (ii) the Capex Per Unit amount for the year immediately preceding such immediately previous year.